                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Susan Fedor, Investor Relations
203.894.3288, SFEDOR@AMICAS.COM

                      AMICAS REPORTS FOURTH-QUARTER RESULTS

Boston, MA, February 15, 2005 /PRNewswire/ - AMICAS, Inc. (Nasdaq: AMCS), a leader in radiology and medical image and information management solutions, today reported financial results for its fourth quarter ended December 31, 2004.

As previously announced, on January 3, 2005, the company completed the sale of its medical division to Cerner Corporation (Nasdaq: CERN) for $100 million in cash pursuant to the definitive agreement signed on November 15, 2004. As a result, the company's financial statements have been classified to reflect its medical division as discontinued operations.

Total revenues from continuing operations for the fourth quarter ending December 31, 2004 were $12.2 million compared to $8.2 million for the corresponding quarter in 2003, an increase of 49%. Sequentially, revenues increased by 13% compared to $10.8 million for the September 2004 quarter. Loss from continuing operations for the fourth quarter was $16.5 million or $(0.38) per share, compared to a loss from continuing operations of $5.2 million or $(0.12) per share reported for the fourth quarter of 2003.

Revenues from continuing operations for the year ended December 31, 2004 were $42.6 million compared to $34.8 million for the year ended December 31, 2003, an increase of 22%. Loss from continuing operations for the year ended December 31, 2004 was $29.6 million or $(0.68) per share, versus a loss from continuing operations of $10.2 million or $(0.24) per share reported for the year ended December 31, 2003.

The company's operating loss from continuing operations of $10.9 million for the December 2004 quarter includes charges of $8.2 million. The charges consist of $3.2 million relating to the impairment of capitalized software, $2.4 million for the settlement of the Amicas earn-out, $1.2 million of other impairment charges, $0.9 million of severance-related costs and $0.5 million for the settlement of litigation.

On a continuing operations basis and excluding the $8.2 million of charges mentioned above, EBITDA for the December 2004 quarter amounted to a loss of $1.5 million (operating loss of $10.9 million excluding depreciation and amortization expense of $1.2 million and excluding the charges of $8.2 million).

AMICAS believes that the EBITDA measurement is a meaningful indicator of the company's core operating performance and is used by management in evaluating such performance and in planning for future periods. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the company's GAAP financial measures.

Including discontinued operations, the company had a net loss of $13.2 million, or $(0.30) per diluted share, for the December 2004 quarter, compared to a net loss of $0.4 million, or $(0.01) per diluted share, for the September 2004 quarter and a net loss of $2.0 million, or $(0.05) per diluted share, for the corresponding period ended December 31, 2003. In the December 2004 quarter, the company recorded a non-cash deferred income tax benefit of $10.2 million to additional paid-in capital in recognition of net operating loss carryforwards which are expected to be utilized to partially offset the gain on the sale of its medical division in 2005. In addition, the company recorded a non-cash deferred income tax expense of $5.2 million in connection with the write-down of its deferred tax assets to their net realizable value as of December 31, 2004. The amounts for 2004 and the December 2003 quarter include the operating results of the company's wholly-owned subsidiary, Amicas PACS, Corp. (formerly Amicas, Inc.), which was acquired by the company on November 25, 2003.

"We did what we said we would do in our fourth quarter and I am proud of the team that is coming together at AMICAS," said Dr. Stephen N. Kahane, AMICAS' president and CEO. "We have once again achieved a record number of orders for systems for radiology, and our backlog and deferred revenues continue to increase. Now, with our attention completely focused on radiology and on image and information management, I am more excited than ever about our future. With the momentum that we have today, with the team we are building, and with our strong balance sheet, I believe that we are in an excellent position to continue to improve our already excellent value proposition to the marketplace. The team at AMICAS is committed to delivering value for our customer partners by helping them achieve their goals and objectives, whether they're clinical, administrative or financial."

AMICAS ended the quarter with cash and cash equivalents totaling $12.6 million and long-term debt totaling $28.7 million. These amounts exclude the $100 million of cash received on January 3, 2005 in connection with the sale of the medical division and the subsequent payment of debt of $23.0 million. In the quarter ending December 31, 2004, the company made capital investments of $0.4 million for computer hardware and software, and repaid $1.1 million of its outstanding debt. In addition, the company incurred an additional liability of $5.6 million in connection with additional consideration due under the earn-out provisions of the Amicas merger agreement.

Days sales outstanding (calculated as accounts receivable, net of allowances less receivables included in deferred revenue, divided by quarterly revenues multiplied by 90 days) was 66 days, on a continuing operations basis, compared to 51 days for the September 2004 quarter.

Looking forward, the company currently expects total revenues for fiscal 2005 to increase between fifteen and twenty percent. Excluding additional Amicas earn-out charges, the company expects to be EBITDA positive in the third quarter of fiscal 2005 and to have EBITDA as a percentage of revenues to be in the ten to fifteen percent range in the fourth quarter of fiscal 2005. Additionally, the company expects to achieve positive net income in the fourth quarter of fiscal 2005. This fourth quarter estimate assumes, among other things, a negligible income tax provision. The 2005 amounts represent continuing operations and exclude the gain on sale of the company's medical division.

ABOUT AMICAS, INC.

AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS Vision Series(TM) products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided a fully-integrated, HIS/RIS-independent PACS, featuring advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight Services(TM), a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.

SAFE HARBOR STATEMENT

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements which include, but are not limited to, the following: a significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month (therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast); the length of sales and delivery cycles; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new products and services and product upgrade releases; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; costs related to the merger with the company's subsidiary; the ability to comply with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting AMICAS' businesses generally and as set forth in AMICAS' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's image management systems, AMICAS(R) Vision Series(TM) PACS, and Vision Series(TM) RIS, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or greater losses. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE. AMICAS is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, December 31, 2004 contained in this press release are subject to review and audit by the company's independent registered public accounting firm.

                                  AMICAS, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    DECEMBER 31,   DECEMBER 31,
                                                                                        2004           2003
                                                                                    ------------   ------------
ASSETS
Current assets:
     Cash and cash equivalents                                                       $  12,634      $  20,128
     Accounts receivable, net of allowances                                             11,423         16,409
     Computer hardware held for resale                                                     279            832
     Deferred income taxes, net                                                         31,700          2,203
     Prepaid expenses and other current assets                                           3,053          2,934
     Current assets of discontinued operations                                          10,551
                                                                                     ---------      ---------
TOTAL CURRENT ASSETS                                                                    69,640         42,506

Property and equipment, at cost, less accumulated depreciation
     and amortization                                                                    1,988          4,681
Goodwill                                                                                27,313         34,472
Acquired/developed software, less accumulated amortization                              11,580         21,469
Other intangible assets, less accumulated amortization                                   2,938          3,364
Deferred income taxes, net                                                                             24,547
Other assets                                                                             1,447          1,537
Non-current assets of discontinued operations                                           22,480
                                                                                     ---------      ---------
Total assets                                                                         $ 137,386      $ 132,576
                                                                                     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                           $   8,412      $  11,049
     Accrued employee compensation and benefits                                          3,507          2,486
     Accrued restructuring costs                                                           126            923
     Deferred revenue, including unearned discounts                                     10,474         11,762
     Current portion of long-term debt                                                   9,657          6,738
     Current liabilities of discontinued operations                                     13,996
                                                                                     ---------      ---------
TOTAL CURRENT LIABILITIES                                                               46,172         32,958

Long-term debt                                                                          19,017         23,019
Other liabilities, primarily unearned discounts re: outsourced printing services         1,229          5,937
Non-current liabilities of discontinued operations                                       2,813

Stockholders' equity:
     Preferred stock $.001 par value; 2,000,000 shares authorized;
        none issued
     Common stock $.001 par value; 200,000,000 shares authorized;
        46,338,568 and 45,278,816 shares issued                                             46             45
     Additional paid-in capital                                                        218,688        205,439
     Accumulated deficit                                                              (144,107)      (128,350)
     Treasury stock, at cost, 1,985,502 shares                                          (6,472)        (6,472)
                                                                                     ---------      ---------
TOTAL STOCKHOLDERS' EQUITY                                                              68,155         70,662
                                                                                     ---------      ---------
Total liabilities and stockholders' equity                                           $ 137,386      $ 132,576
                                                                                     =========      =========

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                                  AMICAS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED          YEAR ENDED
                                                         DECEMBER 31,            DECEMBER 31,
                                                       2004        2003        2004        2003
                                                     --------    --------    --------    --------
REVENUES
      Maintenance and services                       $  8,321    $  5,595    $ 29,710    $ 24,936
      Software licenses and system sales                3,860       2,584      12,847       9,833
                                                     --------    --------    --------    --------
Total revenues                                         12,181       8,179      42,557      34,769
                                                     --------    --------    --------    --------

COSTS AND EXPENSES
Cost of revenues:
      Maintenance and services                          1,384       1,326       5,890       5,751
      Software licenses and system sales, includes
         amortization of software costs of $795
         $590, $3,178 and $1,873                        1,906       1,188       6,154       5,147
      Impairment of capitalized software                3,229         490       3,229         490
Selling, general and administrative                     8,739       6,755      32,839      22,825
Research and development                                2,422       2,133       9,488       7,565
Depreciation and amortization                             401         418       1,968       1,331
Settlement of earnout                                   2,402                   2,402
Impairment charge                                       1,196                   1,196
Severance re: executive office relocation                 867                   1,307
Settlement of litigation                                  500                     825
Acquired in-process technology                                        750                     750
                                                     --------    --------    --------    --------
                                                       23,046      13,060      65,298      43,859
                                                     --------    --------    --------    --------
OPERATING LOSS                                        (10,865)     (4,881)    (22,741)     (9,090)
Interest income                                            68          48         163         273
Interest expense                                         (408)       (283)     (1,499)     (1,149)
                                                     --------    --------    --------    --------
LOSS FROM CONTINUING OPERATIONS,
      BEFORE INCOME TAXES                             (11,205)     (5,116)    (24,077)     (9,966)
Provision for income taxes                              5,275          50       5,500         200
                                                     --------    --------    --------    --------
LOSS FROM CONTINUING OPERATIONS                       (16,480)     (5,166)    (29,577)    (10,166)
Income from discontinued operations                     3,269       3,144      13,820      18,129
                                                     --------    --------    --------    --------
NET INCOME (LOSS)                                    $(13,211)   $ (2,022)   $(15,757)   $  7,963
                                                     ========    ========    ========    ========


EARNINGS (LOSS) PER SHARE

      Basic:
        Continuing operations                        $  (0.38)   $  (0.12)   $  (0.68)   $  (0.24)
        Discontinued operations                          0.07        0.07        0.32        0.42
                                                     --------    --------    --------    --------
                                                     $  (0.30)   $  (0.05)   $  (0.36)   $   0.18
                                                     ========    ========    ========    ========

      Diluted:
        Continuing operations                        $  (0.38)   $  (0.12)   $  (0.68)   $  (0.24)
        Discontinued operations                          0.07        0.07        0.32        0.42
                                                     --------    --------    --------    --------
                                                     $  (0.30)   $  (0.05)   $  (0.36)   $   0.18
                                                     ========    ========    ========    ========


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
      Basic                                            43,887      43,283      43,563      43,052
      Diluted                                          43,887      43,283      43,563      43,052